Exhibit 99.1

news release

NYSE: TC

TSX: TCM

May 7, 2012	TSX-V: TRX.WT

THOMPSON CREEK OFFERS SENIOR NOTES AND TANGIBLE EQUITY UNITS

Denver, Colorado — Thompson Creek Metals Company Inc. (the “Company” or “Thompson Creek”), today announced its intention to offer, subject to market and other conditions, $200,000,000 of its Senior Notes due 2019 (“Senior Notes”), and 8,000,000 Tangible Equity Units (“tMEDS”) each with a stated amount of $25.  The Company intends to grant the underwriters a 13-day option to purchase an additional 1,200,000 tMEDS.

The Company intends to use the proceeds from the offerings, together with cash from operations and funds from prior financing arrangements, to complete construction of its Mt. Milligan copper-gold mine and for working capital purposes.  Neither offering is contingent upon completion of the other offering and each offering is being conducted as a separate public offering.

The Senior Notes due 2019 will be fully and unconditionally guaranteed by certain wholly-owned subsidiaries of the Company.  The Senior Notes are not convertible into equity of Thompson Creek.

Each tMEDS is a unit composed of a prepaid stock purchase contract and a senior amortizing note due May 15, 2015.  Each purchase contract will automatically settle on May 15, 2015 for shares of the Company’s common stock.  The amortizing notes will pay equal quarterly installments that will constitute a payment of interest and a partial repayment of principal.  The amortizing notes will be senior unsecured obligations of the Company.

The offerings are being made in the United States pursuant to an effective shelf registration statement that has been filed with the Securities and Exchange Commission (the “SEC”).  A preliminary prospectus supplement related to the offering of the Senior Notes and a preliminary prospectus supplement related to the offering of the tMEDS will be filed with the SEC and will be available on the SEC’s website at http://www.sec.gov.

The offerings are being made in Canada pursuant to an effective Canadian base shelf prospectus that has been filed on SEDAR.  A preliminary prospectus supplement related to the offering of the Senior Notes and a preliminary prospectus supplement related to the offering of the tMEDS will be filed with, and be available on, SEDAR at http://www.sedar.com.

Copies of the preliminary prospectus supplements and the accompanying prospectus relating to the applicable securities may be obtained from J.P. Morgan Securities LLC at 1-212-834-4533 or by mail to Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, Attention: Post-Sale Fulfillment; Deutsche Bank Securities Inc. at 1-800-503-4611 or by emailing to prospectusrequest@list.db.com or by mail to Deutsche Bank Securities Inc., Attention: Prospectus Department, Harborside Financial Center, 100 Plaza One, Jersey City, NJ 07311; and RBC Capital Markets, LLC, as to the Senior Notes, at 1-877-280-1299 or by emailing to CM-USA-PROSPECTUS@rbc.com or by mail to RBC Capital Markets, LLC, Attention: High Yield Capital Markets, Three World Financial Center, 200 Vesey Street, 10th Floor, New York, NY 10281 and, as to the tMEDS, in Canada by mail to RBC Capital Markets, Attention: Distribution Centre, 277 Front St. W., 5th Floor, Toronto, Ontario M5V 2X4 or by fax to 1-416-313-6066, or in the United States by mail to RBC Capital Markets, LLC, Attention: Prospectus Department, Three World Financial Center, 200 Vesey Street, 8th Floor, New York, NY 10281 or by fax to 1-212-428-6260.

This press release is neither an offer to sell nor a solicitation of an offer to buy any of Senior Notes, tMEDS or any other security of the Company, nor shall there be any sale of the Senior Notes or tMEDS in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About Thompson Creek Metals Company Inc.

Thompson Creek Metals Company Inc. is a growing, diversified North American mining company.   The Company produces molybdenum at its 100%-owned Thompson Creek Mine in Idaho and Langeloth Metallurgical Facility in Pennsylvania and its 75%-owned Endako Mine in northern British Columbia.  Thompson Creek has approximately 1,100 employees.  Its principal executive office is in Denver, Colorado and its Canadian administrative office is in Vancouver, British Columbia.

Cautionary Note Regarding Forward-Looking Statements

This news release contains ‘‘forward-looking statements’’ within the meaning of the United States Private Securities Litigation Reform Act of 1995 and applicable Canadian securities legislation.  Forward-looking statements include statements with respect to: the actual or anticipated timing or amount of securities offerings, the terms of the securities offered, future financial or operating performance of Thompson Creek or its subsidiaries and its projects; future inventory, production, sales, cash costs, capital expenditures and exploration expenditures; future earnings and operating results; expected concentrate grades, and recovery; statements as to the projected development of Mt. Milligan and other projects, including expected production commencement dates; Mt. Milligan development costs; 2012 operating goals; and 2012 molybdenum prices.

Such forward-looking statements involve known and unknown risks, uncertainties and other factors which could cause actual results to differ materially from any future results, performance or achievements expressed or implied by the forward-looking statements.  Such factors include, among others, risks related to whether the offered securities will be sold, general business, economic, competitive, political and social uncertainties including global economic conditions; volatility in molybdenum prices; labor cost and materials cost fluctuations; foreign currency fluctuations; energy price fluctuations; project delays; title disputes or claims; limitations of insurance coverage; changes in governmental regulation of mining operations; risks related to the volatility of Thompson Creek’s share price; changes in environmental regulation; actual results of current exploration activities;

actual results of reclamation activities; conclusions of economic evaluations; changes in project parameters as plans continue to be refined; possible variations of ore grade or recovery rates; mining and processing conditions; construction delays and related disruptions in production; costs of capital expenditures; industrial accidents; weather and geological related conditions; permitting and regulatory matters (including penalties, fines, sanctions and shutdowns); and failure of plant, equipment or processes to operate as anticipated.  Additional factors that could cause Thompson Creek’s results to differ from those described in the forward-looking statements can be found in the section entitled ‘‘Risk Factors’’ in Thompson Creek’s Annual Report on Form 10-K and in Part II, Item 1A of Form 10-Q, and subsequent documents filed on EDGAR at www.sec.gov and on SEDAR at www.sedar.com.  Forward-looking statements contained herein are made as of the date of this news release and Thompson Creek disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or results or otherwise, except as required by law.  There can be no assurance that forward-looking statements will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements.  Accordingly, the reader is cautioned not to place undue reliance on forward-looking statements.

For more information, please contact:

Pamela Solly Director, Investor Relations Thompson Creek Metals Company Inc. Tel: (303) 762-3526 psolly@tcrk.com	Christine Stewart Renmark Financial Communications Inc. Tel: (416) 644-2020 cstewart@renmarkfinancial.com